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                                                  EXHIBIT NO. 15.1











July 28, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We are aware that ENSCO International Incorporated has included our report dated July 28, 1997 (issued pursuant to the provisions of Statement of Auditing Standards No. 71) in the Company's Registration Statements on Form S-3 (Nos. 33-42965, 33-46500, 33-49590, 33-43756,
33-64642 and 333-3575), and any existing amendments thereto, and Form S-8 (Nos. 33-14714, 33-32447, 33-35862, 33-40282 and 33-41294). We
are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Dallas, Texas